UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2019 (April 24, 2019)

ADDUS HOMECARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34504	20-5340172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Gaylord Parkway, Suite 110, Frisco, TX	75034
(Address of Principal Executive Offices)	(Zip Code)

(469) 535-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Change in Registrant’s Certifying Accountant

Previous Independent Registered Public Accounting Firm

On April 24, 2019, Addus HomeCare Corporation (the “Company”) notified Ernst & Young LLP (“EY”) that EY had been dismissed as the Company’s independent registered public accounting firm effective upon the date (the “Effective Date”) of filing for the Company’s Form 10-Q for the three months ended March 31, 2019. The Audit Committee of the Board of Directors (the “Audit Committee”) of the Company approved the dismissal of EY.

The reports of EY on the audited consolidated financial statements of the Company for the years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2018 and 2017 and through April 24, 2019, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of EY, would have caused it to make reference thereto in its reports on the audited consolidated financial statements of the Company for such years. During the years ended December 31, 2018 and 2017, and through April 24, 2019, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K, except for the material weakness reported on the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 related to the Company’s process to review and approve hours worked and billed. EY has discussed these control deficiencies with the Audit Committee, and the Audit Committee has authorized EY to discuss such control deficiencies with PricewaterhouseCoopers LLP (“PwC”) and to respond fully to any inquiries of PwC regarding such control deficiencies.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company provided EY with a copy of the disclosures it is making herein and requested that EY furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the above statements. A copy of EY’s letter to the SEC dated April 26, 2019 is attached as Exhibit 16.1 to this report.

New Independent Registered Public Accounting Firm

On April 26, 2019 (the “Engagement Date”), the Company engaged PwC as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2019. The decision to engage PwC as the Company’s independent registered public accounting firm was approved by the Audit Committee.

During the years ended December 31, 2018 and 2017, and through the Engagement Date, neither the Company, nor anyone on its behalf, consulted PwC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the audited consolidated financial statements of the Company, and no written report was provided to the Company or oral advice was provided that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP, dated April 26, 2019, regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: April 26, 2019	By:	/s/ Brian Poff
	Name:	Brian Poff
	Title:	Chief Financial Officer